SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


              Date of report (Date of earliest event reported):
                            October 14, 1994

                  KANSAS CITY SOUTHERN INDUSTRIES. INC.
      (Exact name of registrant as specified in its charter)



    DELAWARE                  1-4717              44-0663509
(State or other juris-   (Commission file       (IRS Employer
diction of incorporation)     number)       Identification number)

           114 West 11th Street, Kansas City, Missouri  64105
             (Address of principal executive offices)  (Zip Code)

           Reqistrant's telephone number, including area code:
                             (816) 556-0303

                                   N/A
      (Former name or former address if changed since last report)

Item 5. Other Events.

On October 14, 1994, Kansas City Southern Industries, Inc. ("the Registrant") closed the previously announced acquisition of a controlling interest in Berger Associates, Inc. ("Berger"). Berger is the investment advisor to The Berger One Hundred Fund, The Berger One Hundred and One Fund, and The Berger Small Company Growth Fund, as well as to private accounts. KCSI increased its ownership from approximately 18% to over 80%.

On October 24, 1994, the Registrant and Illinois Central Corporation ("IC") jointly announced that they mutually agreed to terminate the Letter of Intent between them dated July 19, 1994. The Letter of Intent provided for the merger of the Registrant into IC after a spin-off of the Registrant's non-transportation operations and had been previously reported in a Form 8-K dated July 19, 1994. The Registrant and IC were not able to reach a definitive agreement on a number of issues. The Registrant and IC's joint press release is attached as an exhibit submitted pursuant to Item 7.


Item 7.  Financial Statements and Exhibits



  (c)   Exhibits.

        Exhibit No.                Document

       (99)              Additional Exhibits

        99.1             Press Release, dated October 24, 1994




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Kansas City Southern Industries, Inc.

Date:  October 27, 1994      By:    /s/ Louis G. Van Horn

                               Louis G. Van Horn
                               Comptroller
                         (Principal Accounting Officer)




                            Exhibit Index


Exhibit No.                     Document                Page No.


  99.1            Press Release, dated October 24, 1994     2